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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Resale Prospectus constituting part of this Registration Statement on Form S-8 (No. 33-81980) of Plantronics, Inc., of our report dated April 17, 1998, appearing on page 22 of the 1998 Annual Report to stockholders, which is incorporated by reference in the Annual Report on Form 10-K for the year ended March 28, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
San Jose, California
November 12, 1998